Exhibit 99.1

China-Biotics, Inc. Appoints Three New Independent Board Members

Members bring industry experience in the Medical, Healthcare, and Finance sectors

SHANGHAI, China--(BUSINESS WIRE)--China-Biotics, Inc. (OTCBB:CHBT), one of China's largest producers of probiotic products and food supplements, which benefit and improve microbial balance in the human body, announced the appointment of three new independent members to its board of directors, Dr. Chin Ji Wei, Dr. Du Wen Min, and Mr. Simon Yick.

Dr. Chin Ji Wei's career includes over 20 years of academic experience as a lecturer and researcher in the field of horticulture (the science of cultivating plants) where he has been focused on the areas of efficient agriculture industry and food safety. Dr. Chin (age 49), is a Vice Principal, professor, and lecturer at Northeast Agricultural University in China. Before that, Dr. Chin served for 10 years as a Researcher at the Northeast Agricultural University and the Northeast Agricultural Institute. Dr. Chin has Bachelors, Masters, and Doctorate degrees, all from Northeast Agricultural University. In addition, he has authored over 50 papers, was a chief editor for "Progress of Horticulture," and is a member on the editorial board for "Breeding Studies in Vegetables." Dr. Chin has been awarded three invention patents, two utility model patents and the Province Science and Technology Progressive Award, among several others.

Dr. Du Wen Min (age 38) is the Deputy Director in charge of the Centre for Adverse Drug Reactions in Shanghai. The centre was established in June 2001 as a technology unit governed by The Shanghai Food and Drug Authority. Dr. Du is the Vice Chairman of Evaluation of Pharmacology & Clinical Pharmacy in Shanghai, China, and the Vice Chairman at the Centre for the Study of Liver Disease in Shanghai, China. After receiving Bachelors and Masters degrees from Shanxi Medical University, he went on to obtain his Doctorate in Medicine from Fudan University.

Mr. Simon Yick (age 48) is joining the China-Biotics board and is expected to be chairman of the audit committee. Leveraging over twenty years experience in corporate finance, direct investment and auditing, Mr. Yick is currently the managing director at Sinovest Capital Ltd., which makes direct investments, is involved with merger & acquisition activities, and operates a full service consultancy business for both Hong Kong and PRC enterprises. His experience includes working for Ernst & Young in London and Hong Kong, in addition to holding positions at multiple investment banking firms in the US, Taiwan, and Hong Kong. During his career, Mr. Yick participated in more than thirty IPO and financial advisory transactions, with a specific focus on small to middle sized companies either based in, or maintaining substantial operations, in the People's Republic of China (PRC). These companies operated in a diverse range of industries, including manufacturing, transportation, pharmaceutical, information technology and telecommunications. In addition, during the past 17 years he has represented foreign interests in multiple joint ventures and is currently a non-executive director and chairman of the audit committee for three Hong King listed companies. In addition, Mr. Yick is also a member of both the Charter Association of the Certified Accountants in UK and the Hong Kong Institute of Certified Public Accountants.

"Building a strong, diverse, active board of directors has been a key goal since our Company's share exchange with a United States public company last year. The extensive industry and financial experience and relationships that Dr. Chin, Dr. Du and Mr. Yick bring to China-Biotics creates a solid foundation, which will help support the next phase of our growth as a public entity," commented Mr. Song Jin An, China-Biotics' Chairman and Chief Executive Officer.

About China-Biotics, Inc.

Based in Shanghai, China-Biotics is an emerging leader in the research, development, production, marketing and distribution of probiotics products in the People's Republic of China. Probiotics products contain live microbial food supplements which beneficially affect the host by improving its intestinal microbial balance. Currently, the Company produces and distributes proprietary probiotics, which are approved by the Ministry of Health in China and have been tested by the Shanghai Preventative Medicine Research Institute. For more information, visit the Company's website at www.shiningbt.com.

Statements herein concerning the Company's plans, growth and strategies may include 'forward-looking statements' within the context of the federal securities laws. Statements regarding the Company's future events, developments and future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. The Company's actual results may differ materially from those suggested as a result of various factors. Interested parties should refer to the disclosure concerning the operational and business concerns of the Company set forth in the Company's filings with the Securities and Exchange Commission.

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Matthew Hayden, 858-704-5065
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